Exhibits 5.1, 8.1, 23.1
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                                        July 23, 1998


WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, California 91367

               Re:   WMC Secured Assets Corp.
                     Mortgage Pass-Through Certificates and Notes
                     Registration Statement on Form S-3
                     --------------------------------------------

Dear Sirs:

               We are counsel to WMC Secured Assets Corp., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass- Through Certificates ("Certificates") and Mortgage-Backed Notes ("Notes"; and together with Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. The Notes are issuable in series pursuant to separate indentures (each such indenture, an "Indenture"), between an issuer and an indenture trustee, each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

               In connection with rendering this opinion letter, we have examined the forms of the Pooling and Servicing Agreement and Indenture contained as Exhibits in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies,
(ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and


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WMC Secured Assets Corp.
July 23, 1998                                                            Page 2.



qualification in all jursidictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates that renders any of the opinions expressed herein inconsistent with such documents as so modified or supplemented.

               Our opinions set forth below are subject to the qualification that enforceability of each of the respective obligations of the parties under any agreement is subject to (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and provisions imposing penalties and forfeitures, (iii) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any agreement, which purport or are construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

               In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York and the corporate law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

               Based upon and subject to the foregoing, it is our opinion that:

               1. Upon the authorization, execution and delivery thereof by the parties thereto, each Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant, enforceable against the Registrant in accordance with its terms.

               2. Upon the authorization, execution and delivery thereof by the parties thereto, each Indenture will be a legal and valid obligation of the applicable issuer, enforceable against such issuer in accordance with its terms.

               3. Upon the authorization, execution and delivery of a Pooling and Servicing Agreement for a series of Certificates by the parties thereto, the execution and authentication of the Certificates of such series in accordance with that Pooling and Servicing Agreement and the sale and delivery of such Certificates as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.


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WMC Secured Assets Corp.
July 23, 1998                                                            Page 3.


               4. Upon the authorization, execution and delivery of an Indenture for a series of Notes by the parties thereto, the execution and authentication of the Notes in accordance with that Indenture and the sale and delivery of such Notes as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

               5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Securities, is accurate with respect to those tax consequences which are discussed.

               We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal Matters", and in the prospectus included in the Registration Statement under the heading "Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                       Very truly yours,

                                       THACHER PROFFITT & WOOD


                                       By /s/Thacher Proffitt & Wood